Exhibit 99.1

NRG Energy, Inc. Reports First Quarter 2019 Results

•	Completed $500 million of the $1 billion 2019 share repurchase program

•	Returning to service 385 MW Combined Cycle Gas Turbine Gregory plant in ERCOT this summer

•	Reaffirming 2019 guidance

PRINCETON, NJ - May 2, 2019 - NRG Energy, Inc. (NYSE: NRG) today reported first quarter 2019 income from continuing operations of $94 million, or $1.72 per diluted common share and Adjusted EBITDA for the first quarter was $333 million.

“Our integrated platform delivered strong first quarter results,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “We are preparing for summer operations and executing on our capital allocation priorities, including returning capital to shareholders.”

Consolidated Financial Results
NRG completed the sale of its Renewables Platform, and its interests in NRG Yield, as well as the South Central Portfolio on August 31, 2018, and February 4, 2019, respectively. As a result, 2018 financial information for the South Central Portfolio, NRG Yield, the Renewables Platform and Carlsbad Energy Center was recast to reflect the presentation of these entities as discontinued operations. South Central Portfolio and Carlsbad Energy Center are also treated as discontinued operations through date of sale in 2019.

	Three Months Ended
($ in millions)	3/31/19	3/31/18
Income from Continuing Operations	$94	$238
Cash (used)/provided by Continuing Operations	$(135)	$246
Adjusted EBITDA	$333	$336
Free Cash Flow Before Growth Investments (FCFbG)	$(26)	$43

Segment Results

Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended
Segment	3/31/19	3/31/18
Retail	$111	$944
Generation [a]	114	(573)
Corporate	(131)	(133)
Income from Continuing Operations	$94	$238
a. In accordance with GAAP, 2018 results have been recast to reflect the discontinued operations of the South Central
Portfolio, NRG Yield, the Renewables Platform and Carlsbad Energy Center.

First quarter Income from Continuing Operations was $94 million, $144 million lower than first quarter 2018, driven by Retail gains and partially offsetting Generation losses on mark-to-market hedge positions in 2018 as a result of ERCOT heat rate expansion and increases in electricity prices.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended
Segment	3/31/19	3/31/18
Retail	$153	$188
Generation [a]	184	155
Corporate	(4)	(7)
Adjusted EBITDA [b]	$333	$336
a. In accordance with GAAP, 2018 results have been recast to reflect the discontinued operations of the South Central
Portfolio, NRG Yield, the Renewables Platform and Carlsbad Energy Center.
b. See Appendices A-1 through A-2 for Operating Segment Reg G reconciliations.

Retail: First quarter Adjusted EBITDA was $153 million, $35 million lower than first quarter 2018, driven by higher supply costs, partially offset by cost reduction and margin enhancement initiatives, as well as the acquisition of XOOM.

Generation: First quarter Adjusted EBITDA was $184 million, $29 million higher than first quarter 2018, driven by:

•	Texas Region: $31 million increase due to higher realized power prices and lower operating expenses, partially offset by lower NOx emission sales; and

•
East/West[1]: $2 million decrease due to deconsolidation impact of the non-controlling interest in Ivanpah and Agua Caliente, deactivation of Encina and sale of BETM, partially offset by higher capacity revenues, reduction in Midwest Generation asbestos liability following settlement and lower operating expenses.

1 Includes International and Renewables

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	3/31/19	12/31/18
Cash and Cash Equivalents	$859	$563
Restricted Cash	15	17
Total	$874	$580
Total credit facility availability	1,801	1,397
Total Liquidity, excluding collateral received	$2,675	$1,977

As of March 31, 2019, NRG-level cash was at $0.9 billion, and $1.8 billion was available under the Company’s credit facilities. Total liquidity was $2.7 billion, including restricted cash. Overall liquidity as of the end of the first quarter 2019 was $698 million higher than at the end of 2018 driven by asset sale proceeds net of share repurchases executed during the period.

NRG Strategic Developments

Transformation Plan
During the first quarter of 2019, NRG realized $131 million of its 2019 cost savings target as part of the previously announced Transformation Plan, and is on track to realize $590 million in savings in 2019. Margin Enhancement provided $20 million in uplift in first quarter toward the $135 million 2019 target. With respect to the asset sales, on February 4, 2019, the Company completed the sale of its South Central Portfolio to Cleco, for approximately $1.0 billion2 and on February 27, 2019, completed the sale of Carlsbad to Global Infrastructure Partners III (GIP) for $385 million2. NRG's total cumulative asset sales under the Transformation Plan are approximately $3.0 billion2.

Gregory Return to Service
On May 2, 2019, in advance of the anticipated tight ERCOT summer, NRG announced the planned return to service of its inactive Gregory natural gas plant, in Corpus Christi, Texas. The plant is expected to come on line in June 2019 as an efficient combined cycle facility, providing an additional 385 MWs of dispatchable capacity to support ERCOT demand.

2019 Guidance
NRG is reaffirming its guidance range for 2019 with respect to Adjusted EBITDA, Cash From Operations and Free Cash Flow before Growth Investments (FCFbG) as set forth below.

Table 4: 2019 Adjusted EBITDA, Cash from Operations, and FCFbG Guidance

2019
($ in millions)	Guidance
Adjusted EBITDA[a]	$1,850-$2,050
Cash From Operations	$1,405-$1,605
FCFbG	$1,250-$1,450
a. Non-GAAP financial measure; see Appendix Tables A-5 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

2 Excludes transaction fees and other purchase price adjustments

Capital Allocation Update

During the first quarter of 2019, NRG completed the remaining $250 million of the $500 million share repurchase program announced on the third quarter 2018 earnings call. Additionally, through May 2, 2019, NRG completed the first $500 million of the $1 billion share repurchase program announced on the fourth quarter 2018 earnings call through a $400 million Accelerated Share Repurchase program and other repurchases at an average price of $42.21 per share.3

On April 8, 2019, NRG declared a quarterly dividend on the Company's common stock of $0.03 per share, payable May 15, 2019, to stockholders of record as of May 1, 2019, representing $0.12 on an annualized basis.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

3 As of April 30, 2019, 267.2 million shares outstanding

Earnings Conference Call
On May 2, 2019, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re redefining power by putting customers at the center of everything we do. We create value by generating electricity and serving nearly 3 million residential and commercial customers through our portfolio of retail electricity brands. A Fortune 500 company, NRG delivers customer-focused solutions for managing electricity, while enhancing energy choice and working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy, @nrginsight.

Safe Harbor Disclosure
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to implement and execute on our publicly announced transformation plan, including any cost savings and margin enhancement, our ability to achieve our net debt targets, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA, free cash flow guidance and excess cash guidance are estimates as of May 2, 2019. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In millions, except for per share amounts)	2019	2018
Operating Revenues
Total operating revenues	$2,165	$2,065
Operating Costs and Expenses
Cost of operations	1,651	1,385
Depreciation and amortization	85	120
Selling, general and administrative	194	176
Reorganization costs	13	20
Development costs	2	5
Total operating costs and expenses	1,945	1,706
Gain on sale of assets	1	2
Operating Income	221	361
Other Income/(Expense)
Equity in (losses)/earnings of unconsolidated affiliates	(21)	1
Other income, net	12	—
Loss on debt extinguishment, net	—	(2)
Interest expense	(114)	(116)
Total other expense	(123)	(117)
Income from Continuing Operations Before Income Taxes	98	244
Income tax expense	4	6
Income from Continuing Operations	94	238
Income/(loss) from discontinued operations, net of income tax	388	(5)
Net Income	482	233
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interests	—	(46)
Net Income Attributable to NRG Energy, Inc.	$482	$279
Earnings per Share Attributable to NRG Energy, Inc.
Weighted average number of common shares outstanding — basic	278	318
Income from continuing operations per weighted average common share — basic	$0.34	$0.90
Income/(loss) from discontinued operations per weighted average common share — basic	$1.39	$(0.02)
Earnings per Weighted Average Common Share — Basic	$1.73	$0.88
Weighted average number of common shares outstanding — diluted	280	322
Income from continuing operations per weighted average common share — diluted	$0.34	$0.89
Income/(loss) from discontinued operations per weighted average common share — diluted	$1.38	$(0.02)
Earnings per Weighted Average Common Share — Diluted	$1.72	$0.87
Dividends Per Common Share	$0.03	$0.03

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended March 31,
	2019	2018
	(In millions)
Net Income	$482	$233
Other Comprehensive (Loss)/Income
Unrealized gain on derivatives	—	14
Foreign currency translation adjustments	1	(2)
Defined benefit plans	(3)	(1)
Other comprehensive (loss)/income	(2)	11
Comprehensive Income	480	244
Less: Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interest	—	(38)
Comprehensive Income Attributable to NRG Energy, Inc.	$480	$282

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
(In millions, except share data)	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$859	$563
Funds deposited by counterparties	11	33
Restricted cash	15	17
Accounts receivable, net	898	1,024
Inventory	391	412
Derivative instruments	611	764
Cash collateral paid in support of energy risk management activities	388	287
Prepayments and other current assets	285	302
Current assets - held for sale	—	1
Current assets - discontinued operations	—	197
Total current assets	3,458	3,600
Property, plant and equipment, net	2,650	3,048
Other Assets
Equity investments in affiliates	387	412
Operating lease right-of-use assets, net	517	—
Goodwill	573	573
Intangible assets, net	580	591
Nuclear decommissioning trust fund	718	663
Derivative instruments	347	317
Deferred income taxes	45	46
Other non-current assets	255	289
Non-current assets - held-for-sale	—	77
Non-current assets - discontinued operations	—	1,012
Total other assets	3,422	3,980
Total Assets	$9,530	$10,628
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$124	$72
Current portion of operating lease liabilities	74	—
Accounts payable	697	863
Derivative instruments	489	673
Cash collateral received in support of energy risk management activities	11	33
Accrued expenses and other current liabilities	550	680
Current liabilities - held-for-sale	—	5
Current liabilities - discontinued operations	—	72
Total current liabilities	1,945	2,398
Other Liabilities
Long-term debt and capital leases	6,366	6,449
Non-current operating lease liabilities	529	—
Nuclear decommissioning reserve	286	282
Nuclear decommissioning trust liability	423	371
Derivative instruments	350	304
Deferred income taxes	62	65
Other non-current liabilities	1,089	1,274
Non-current liabilities - held-for-sale	—	65
Non-current liabilities - discontinued operations	—	635
Total other liabilities	9,105	9,445
Total Liabilities	11,050	11,843
Redeemable noncontrolling interest in subsidiaries	18	19
Commitments and Contingencies
Stockholders’ Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 421,786,061 and 420,288,886 shares issued and 267,538,257 and 283,650,039 shares outstanding at March 31, 2019 and December 31, 2018, respectively	4	4
Additional paid-in capital	8,473	8,510
Accumulated deficit	(5,548)	(6,022)
Less treasury stock, at cost - 154,247,804 and 136,638,847 shares at March 31, 2019 and December 31, 2018, respectively	(4,371)	(3,632)
Accumulated other comprehensive loss	(96)	(94)
Total Stockholders’ Equity	(1,538)	(1,234)
Total Liabilities and Stockholders’ Equity	$9,530	$10,628

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(In millions)	2019	2018
Cash Flows from Operating Activities
Net income	$482	$233
Income/(loss) from discontinued operations, net of income tax	388	(5)
Net income from continuing operations	94	238
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in losses/(earnings) of unconsolidated affiliates	21	(1)
Depreciation, amortization and accretion	92	131
Provision for bad debts	26	15
Amortization of nuclear fuel	13	13
Amortization of financing costs and debt discount/premiums	7	6
Adjustment for debt extinguishment	—	2
Amortization of intangibles and out-of-market contracts	6	9
Amortization of unearned equity compensation	4	6
Loss/(gain) on sale and disposal of assets	3	(10)
Changes in derivative instruments	(15)	(203)
Changes in deferred income taxes and liability for uncertain tax benefits	(2)	(1)
Changes in collateral deposits in support of energy risk management activities	(123)	163
Changes in nuclear decommissioning trust liability	9	34
Changes in other working capital	(270)	(156)
Cash (used)/provided by continuing operations	(135)	246
Cash provided by discontinued operations	8	104
Net Cash (Used)/Provided by Operating Activities	(127)	350
Cash Flows from Investing Activities
Payments for acquisitions of businesses	(16)	(2)
Capital expenditures	(49)	(155)
Net proceeds from sale of emission allowances	—	6
Investments in nuclear decommissioning trust fund securities	(122)	(216)
Proceeds from the sale of nuclear decommissioning trust fund securities	113	182
Proceeds from sale of assets, net of cash disposed and sale of discontinued operations, net of fees	1,313	53
Changes in investments in unconsolidated affiliates	4	(8)
Contributions to discontinued operations	(44)	(29)
Other	(1)	—
Cash provided/(used) by continuing operations	1,198	(169)
Cash used by discontinued operations	(2)	(291)
Net Cash Provided/(Used) by Investing Activities	1,196	(460)
Cash Flows from Financing Activities
Payments of dividends to common stockholders	(8)	(10)
Payments for treasury stock	(747)	(93)
Distributions to noncontrolling interests from subsidiaries	(1)	(10)
Proceeds from issuance of common stock	2	7
Payment of debt issuance costs	—	(2)
Payments for long-term debt	(37)	(39)
Cash used by continuing operations	(791)	(147)
Cash provided by discontinued operations	43	133
Net Cash Used by Financing Activities	(748)	(14)
Change in Cash from discontinued operations	49	(54)
Net Increase/(Decrease) in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	272	(70)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	613	1,086
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$885	$1,016

Appendix Table A-1: First Quarter 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	43	71	114	111	(131)	94
Plus:
Interest expense, net	—	7	7	1	100	108
Income tax	—	—	—	—	4	4
Depreciation and amortization	22	24	46	31	8	85
ARO Expense	3	4	7	—	—	7
Contract amortization	5	—	5	—	—	5
EBITDA	73	106	179	143	(19)	303
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	3	29	32	—	—	32
Reorganization costs	—	1	1	1	11	13
Deactivation costs	—	1	1	—	3	4
Other non recurring charges	(1)	—	(1)	1	1	1
Mark to market (MtM) (gains)/losses on economic hedges	(31)	3	(28)	8	—	(20)
Adjusted EBITDA	44	140	184	153	(4)	333
1 Includes International, remaining renewables and Generation eliminations

First Quarter 2019 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	387	431	818	1,607	(280)	2,145
Cost of sales	196	189	385	1,235	(279)	1,341
Economic gross margin[2]	191	242	433	372	(1)	804
Operations & maintenance and other cost of operations[3]	129	94	223	79	(1)	301
Selling, marketing, general and administrative	25	22	47	141	6	194
Other expense/(income)[4]	(7)	(14)	(21)	(1)	(2)	(24)
Adjusted EBITDA	44	140	184	153	(4)	333
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $20 million and contract amortization of $5 million
3 Excludes deactivation costs of $4 million
4 Excludes reorganization costs of $13 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,165	—	(20)	—	—	2,145
Cost of operations	1,346	(5)	—	—	—	1,341
Gross margin	819	5	(20)	—	—	804
Operations & maintenance and other cost of operations	305	—	—	(4)	—	301
Selling, marketing, general & administrative	194	—	—	—	—	194
Other expense/(income)[1]	226	(204)	—	—	(46)	(24)
Income/(Loss) from Continuing Operations	94	209	(20)	4	46	333
1 Other adj. includes reorganization costs of $13 million

Appendix Table A-2: First Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	(600)	27	(573)	944	(133)	238
Plus:
Interest expense, net	—	20	20	1	91	112
Income tax	—	—	—	—	6	6
Loss on debt extinguishment	—	—	—	—	2	2
Depreciation and amortization	21	65	86	26	8	120
ARO Expense	7	4	11	—	—	11
Contract amortization	6	—	6	—	—	6
Lease amortization	—	(2)	(2)	—	—	(2)
EBITDA	(566)	114	(452)	971	(26)	493
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	7	7	—	1	8
Acquisition-related transaction & integration costs	—	1	1	—	3	4
Reorganization costs	1	3	4	3	13	20
Deactivation costs	—	3	3	—	2	5
Other non recurring charges	(2)	5	3	—	—	3
Impairments	9	—	9	—	—	9
Mark to market (MtM) (gains)/losses on economic hedges	571	9	580	(786)	—	(206)
Adjusted EBITDA	13	142	155	188	(7)	336
1 Includes International, remaining renewables and Generation eliminations

First Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	318	526	844	1,486	(169)	2,161
Cost of sales	151	227	378	1,110	(166)	1,322
Economic gross margin[2]	167	299	466	376	(3)	839
Operations & maintenance and other cost of operations[3]	142	143	285	71	(2)	354
Selling, marketing, general & administrative	25	26	51	116	9	176
Other expense/(income)[4]	(13)	(12)	(25)	1	(3)	(27)
Adjusted EBITDA	13	142	155	188	(7)	336
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $206 million and contract amortization of $6 million
3 Excludes deactivation costs of $5 million
4 Excludes acquisition-related transaction & integration costs of $4 million, reorganization costs of $20 million and loss on debt extinguishment of $2 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,065	—	96	—	—	2,161
Cost of operations	1,026	(6)	302		—	1,322
Gross margin	1,039	6	(206)	—	—	839
Operations & maintenance and other cost of operations	359	—	—	(5)	—	354
Selling, marketing, general & administrative	176	—	—	—	—	176
Other expense/(income)[1]	266	(247)	—	—	(46)	(27)
Income/(Loss) from Continuing Operations	238	253	(206)	5	46	336
1 Other adj. includes impairments of $9 million, acquisition-related transaction & integration costs of $4 million, reorganization costs of $20 million and loss on debt extinguishment of $2 million

Appendix Table A-3: 2019 and 2018 Three Months Ended March 31 Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	March 31, 2019	March 31, 2018
Net Cash Provided by Operating Activities	(135)	246
Merger, integration and cost-to-achieve expenses[1]	16	22
Sale of Land	—	3
GenOn Settlement[2]	5	—
Adjustment for change in collateral	123	(164)
Adjusted Cash Flow from Operating Activities	9	107
Maintenance CapEx, net	(35)	(54)
Distributions to non-controlling interests	—	(10)
Free Cash Flow Before Growth Investments (FCFbG)	(26)	43

1 2019 and 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call
2 2019 includes final restructuring fee of $5 million

Appendix Table A-4: First Quarter QTD 2019 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity through first quarter of 2019:

($ in millions)	Three Months Ended March 31, 2019
Sources:
Adjusted cash flow from operations	9
Increase in credit facility	404
Asset sales	1,313
Uses:
Share repurchases	(747)
Debt Repayment, net of proceeds	(37)
Growth investments and acquisitions, net	(56)
GenOn Settlement (Final Restructuring Fee)	(5)
Maintenance CapEx, net	(35)
Cost-to-achieve expenses[1]	(29)
Collateral[2]	(101)
Common Stock Dividends	(8)
Other Investing and Financing	(10)
Change in Total Liquidity	698
1 Includes capital expenditures associated with the Transformation Plan
2 Excludes impact of Funds deposited by Counterparties

Appendix Table A-5: 2019 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Income from Continuing Operations:

	2019 Guidance
($ in millions)	Low	High
Income from Continuing Operations [1]	925	1,125
Income Tax	15	15
Interest Expense	350	350
Depreciation, Amortization, Contract Amortization and ARO Expense	430	430
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	80	80
Other Costs [2]	50	50
Adjusted EBITDA	1,850	2,050

1 For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero
2 Includes deactivation costs and cost-to-achieve expenses

Appendix Table A-6: 2019 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2019
($ in millions)	Guidance
Adjusted EBITDA	$1,850 - $2,050
Interest payments	(350)
Income tax	(15)
Working capital / other assets and liabilities	(130)
Cash From Operations	$1,355 - $1,555
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral and Other	50
Adjusted Cash flow from Operations	$1,405 - $1,605
Maintenance capital expenditures, net	(145) - (165)
Environmental capital expenditures, net	(0) - (5)
Free Cash Flow before Growth	$1,250 - $1,450

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted

EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.